Exhibit 5.1

May 14, 2025

Genprex, Inc.

3300 Bee Cave Road #650-227

Austin, TX 78746

Ladies and Gentlemen:

We have acted as counsel to Genprex, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) (the “Registration Statement”), and the related prospectus contained therein (the “Prospectus”), relating to the offer and sale by the Company (the “Offering”) of up to: (i) $8,000,000 of (A) shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), (B) pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”), (C) the shares of Common Stock issuable from time to time upon exercise of the Pre-funded Warrants (the “Pre-Funded Warrant Shares”), (D) warrants to purchase shares of Common Stock (the “Warrants”) and (E) shares of Common Stock issuable from time to time upon exercise of the Warrants (the “Warrant Shares”); and (ii) warrants (the “Placement Agent Warrants”) to purchase up to an amount of shares of Common Stock equal to 5.5% of the shares of Common Stock and Pre-Funded Warrants sold in the offering as contemplated pursuant to the Registration Statement (the “Placement Agent Warrant Shares,” and, together with the Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Warrants, the Warrant Shares and the Placement Agent Warrants, the “Securities”). The Securities are to be issued and sold by the Company pursuant to the Registration Statement.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Amended and Restated Certificate of Incorporation, as amended, as currently in effect, (ii) the Company’s Amended and Restated Bylaws, as amended, as currently in effect, (iii) the Registration Statement and related Prospectus, (iv) the form of Pre-Funded Warrant, (v) the form of Warrant, (vi) the form of Placement Agent Warrant, and (vii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to certain questions of fact material to this opinion, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that (i) the Shares have been duly authorized for issuance, and when issued and paid for by the purchasers in accordance with the terms of the Prospectus, will be validly issued, fully paid and non-assessable, (ii) when the Pre-Funded Warrants have been duly executed and delivered by the Company and paid for by the purchasers in accordance with the terms of the Prospectus, the Pre-Funded Warrants will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights and to general equitable principles, (iii) the Pre-Funded Warrant Shares have been duly authorized and, when issued upon the due exercise of the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable, (iv) when the Warrants have been duly executed and delivered by the Company and paid for by the purchasers in accordance with the terms of the Prospectus, the Warrants will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights and to general equitable principles, (v) the Warrant Shares have been duly authorized and, when issued upon the due exercise of the Warrants, will be validly issued, fully paid and non-assessable, (vi) when the Placement Agents Warrants have been duly executed and delivered by the Company and paid for in accordance with the terms of the Prospectus, the Placement Agent Warrants will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights and to general equitable principles and (vii) the Placement Agent Warrant Shares have been duly authorized and, when issued upon the due exercise of the Placement Agent Warrants, will be validly issued, fully paid and non-assessable.

Any additional Securities registered in reliance on Rule 462(b) under the Securities Act in connection with the offering are hereby expressly covered by this opinion. As used in this opinion, the term “Registration Statement” shall include any additional registration statement filed pursuant to Rule 462(b) under the Securities Act in connection with the offering and the term “Prospectus” shall include any prospectus deemed to be included in any such additional registration statement.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (including reported judicial decisions interpreting the General Corporation Law of the State of Delaware) and the applicable laws of the State of New York and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Lowenstein Sandler LLP
Lowenstein Sandler LLP